EXHIBIT 99.1
MDI, Inc.
FOR IMMEDIATE RELEASE
MDI, Inc. Selects New Independent Auditors
Helin, Donovan, Trubee & Wilkinson to Replace Grant Thornton
SAN ANTONIO, TEXAS — September 27, 2005 — MDI, Inc. (NASDAQ: MDII) today announced that Helin, Donovan, Trubee & Wilkinson, LLP, a member firm of Russell Bedford International, has been selected to replace Grant Thornton LLP as the company’s registered independent auditors, effective September 27, 2005. On August 23, 2005, Grant Thornton notified the company that it had declined to stand for reappointment as the company’s auditors.
In connection with Grant Thornton’s audits of the company’s 2004 and 2003 financial statements and subsequent interim periods through the date of cessation of the auditor relationship, there were no disagreements between Grant Thornton and the company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any other reportable events requiring disclosure in accordance with Item 304 of Regulation S-B.
“We appreciate Grant Thornton’s years of service to the company,” said J. Collier Sparks, the President and Chief Executive Officer of the company. “Like many other small companies, it makes sense for us to retain Helin, Donovan, Trubee & Wilkinson, an Austin, Texas based audit firm with a structure and capability that’s better suited for a public company of our size.”
Forward-Looking and Cautionary Statements
     Except for historical information and discussions contained herein, certain statements included in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.
Investor Relations Contact:
Richard A. Larsen, Esq.
MDI, Inc.
Richard.Larsen@mdisecure.com
(210) 582-2664